Exhibit 99.(g)(iv)

FORM OF

LETTER AMENDMENT

[August 1, 2018]

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111-2900

Attn: Vice President, Custody

Dear Sir or Madam:

On behalf of Lord Abbett Securities Trust (the “Trust”) and Lord Abbett Global Fund, Inc. (the “Company”), Lord, Abbett & Co. LLC (“Lord Abbett”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that: “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms of the Agreement, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio under the terms of the Agreement.” This letter is to notify State Street that on April 19, 2018 the Trust’s Trustees executed an Amendment to the Declaration and Agreement of Trust to add Lord Abbett Global Select Equity Fund as a series of the Trust and on May 4, 2018 the Company’s officers executed Articles Supplementary to the Articles of Incorporation establishing Lord Abbett Global Bond Fund as a new series of the Company, each, the “Portfolio” or together, the “Portfolios”). It is the Trust’s and the Company’s desire to have State Street render services as custodian and recordkeeper to the Portfolios under the terms of the Agreement; therefore, the Trust and the Company request that State Street agree, in writing, to provide such services to the Portfolios thereby making each Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each Portfolio that participates in the Agreement as of the close of business on [August 1, 2018].

It is currently anticipated that the registration statements for the Portfolios will become effective on [August 1, 2018.] Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

On Behalf of :

Lord Abbett Securities Trust
Lord Abbett Global Fund, Inc.

Lawrence B. Stoller
Vice President and Assistant Secretary

Accepted:

Gunjan Kedia, Executive Vice President
State Street Bank and Trust Company

Enclosure

FORM OF

EXHIBIT A

Amended as of August 1, 20181

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Equity Trust	Statutory Trust	Delaware
Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
[Lord Abbett Mulit-Asset Focused Growth Fund]
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund
Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

1 As amended on August 1, 2018 to reflect the addition of Lord Abbett Global Bond Fund, a series of Lord Abbett Global Fund, Inc., and Lord Abbett Global Select Equity Fund, a series of Lord Abbett Securities Trust.

A-1

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series
Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Research Fund
Lord Abbett Global Select Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Lord Abbett U.S. Government & Government Sponsored	Corporation	Maryland
Enterprises Money Market Fund, Inc.
A-2